Exhibit 5(b)

April 23, 2004

Wells Fargo & Company

420 Montgomery Street

San Francisco, CA 94163

Re:	Wells Fargo Capital Trusts X, XI, XII and XIII

Ladies and Gentlemen:

We have acted as special Delaware counsel for Wells Fargo & Company, a Delaware corporation (the “Company”), and Wells Fargo Capital Trusts X through XIII, each a Delaware statutory trust (each, a “Trust” and collectively, the “Trusts”), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

(a)	The Declaration of Trust and Trust Agreement for Wells Fargo Capital Trust X, dated as of March 4, 2003, among the Company, Wilmington Trust Company, a Delaware banking corporation, as Delaware trustee, and Laurel A. Holschuh and Barbara S. Brett, each as a trustee;

(b)	The Declaration of Trust and Trust Agreement for each of Wells Fargo Capital Trust XI, XII and XIII, each dated as of April 22, 2004, among the Company, Wilmington Trust Company, a Delaware banking corporation, as Delaware trustee, and Richard D. Levy and Saturnino S. Fanlo, each as a trustee (the documents identified in items (a) and (b) being collectively referred to as the “Original Declarations of Trust”);

(c)	A certified copy of the Certificate of Trust for Wells Fargo Capital Trust X, as filed with the Secretary of State on March 4, 2003;

(d)	A certified copy of the Certificate of Trust for each of Wells Fargo Capital Trust XI through XIII, each as filed with the Secretary of

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State on April 22, 2004 (the documents identified in items (c) and (d) being collectively referred to as the “Certificates of Trust”);

(e)	A form of Amended and Restated Declaration of Trust and Trust Agreement for each Trust, among the Company, the trustees named therein and the holders, from time to time, of the undivided beneficial ownership interests in the assets of such Trust (including Exhibit A thereto), filed as Exhibit 4(pp) to the Company’s Registration Statement on Form S-3 (No. 333- ) filed by the Company with the Securities and Exchange Commission (the “Commission”) on April 22, 2004 and incorporated into the Registration Statement (as defined below) by reference (the “Amended and Restated Trust Agreements;” and, together with the Original Trust Agreements, the “Trust Agreements”);

(f)	The Registration Statement (the “Registration Statement”) on Form S-3 (Registration No. 333- , including a preliminary prospectus with respect to each Trust (the “Prospectus”), relating to the Trust Preferred Securities of each Trust representing preferred undivided beneficial ownership interests in the assets of each Trust, filed by the Company and the Trusts with the Commission on or about April 22, 2004; and

(g)	A Certificate of Good Standing for each Trust, each dated April 23, 2004, obtained from the Secretary of State.

Initially capitalized terms used herein and not otherwise defined are used as defined in the Trust Agreements, except that reference herein to any document shall mean such document as in effect on the date hereof.

For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (g) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (g) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that bears upon or is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the

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April 23, 2004

conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

For purposes of this opinion, we have assumed (i) that each Trust Agreement will constitute the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the creation, operation and termination of each Trust, that the Certificates of Trust are in full force and effect and have not been further amended and that the Trust Agreements will be in full force and effect and will be executed in substantially the forms reviewed by us, (ii) except to the extent provided in paragraph 1 below, the due creation or due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its creation, organization or formation, (iii) the legal capacity of natural persons who are parties to the documents examined by us, (iv) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (v) the due authorization, execution and delivery by all parties thereto of all documents examined by us, (vi) the receipt by each Person to whom Trust Preferred Securities are to be issued by the Trusts (collectively, the “Preferred Security Holders”) of a Trust Preferred Security Certificate for such Trust Preferred Security and the payment for the Trust Preferred Security acquired by it, in accordance with the Trust Agreements and the Registration Statement, and (vii) that the Trust Preferred Securities are issued and sold to the Trust Preferred Security Holders in accordance with the Trust Agreements and the Registration Statement. We have not participated in the preparation of the Registration Statement or Prospectus and assume no responsibility for their contents.

This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1. Each Trust has been duly created and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. § 3801, et seq.

2. The Trust Preferred Securities of each Trust have been duly authorized by each Trust Agreement and, when executed and delivered in accordance with the Trust Agreement, will be duly and validly issued and, subject to the

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qualifications set forth in paragraph 3 below, fully paid and non-assessable undivided beneficial interests in the assets of their respective Trust.

3. The Trust Preferred Security Holders, as beneficial owners of the Trusts, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the Trust Preferred Security Holders may be obligated to make payments as set forth in the Trust Agreements.

We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In addition, we hereby consent to the reference to us as local counsel under the headings “Legal Opinions” in the Prospectus. In giving the foregoing consents, we do not thereby admit that we come within the category of Persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Richards, Layton & Finger, P.A.

DKD/jmb